UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

CIFC CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32551	20-2008622
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of Principal Executive Offices)	(Zip Code)

(212) 624-1200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Notes Offering

On November 2, 2015, CIFC Corp. (the “Company”) completed its previously announced offering of $40,000,000 aggregate principal amount of the Company’s 8.50% senior notes due 2025 (the “Notes”). The Notes were sold in a private placement pursuant to a purchase agreement, dated October 28, 2015, among the Company, the guarantors named therein (the “Guarantors”) and Sandler O’Neill + Partners, L.P. as initial purchaser of the Notes (the “Initial Purchaser”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder.  The net proceeds to the Company from the offering of Notes were approximately $38,250,000.

The Company intends to use the proceeds from the offering, together with short-term investments and cash currently on its balance sheet, to comply with new rules promulgated under the Dodd-Frank Act requiring the “securitizer” of asset-backed securities to retain a portion of the credit risk of the assets collateralizing the asset-backed securities and for general corporate purposes, including possible acquisitions. There are currently no agreements, arrangements or understandings regarding any potential acquisitions.

Indenture

In connection with the offering of Notes, the Company entered into an indenture (the “Indenture”), dated as of November 2, 2015, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

Certain terms and conditions of the Notes and the Indenture are as follows.  Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Indenture.

Maturity. The Notes mature on October 30, 2025.

Interest. The Notes accrue interest at a rate of 8.50% per year. Interest on the Notes is payable semi-annually on each April 30 and October 30, beginning on April 30, 2016.

Ranking. The Notes will be senior unsecured obligations of the Company and will be:

•                  equal in right of payment with all of the Company’s other existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•                  senior in right of payment to all of the Company’s existing and future subordinated indebtedness, from time to time outstanding; and

•                  effectively subordinated to all of the Company’s existing and future secured obligations to the extent of the value of the collateral securing the obligations, and structurally subordinated to any existing and future obligations of the Company’s subsidiaries (which are not Guarantors) with respect to claims against the assets of such subsidiaries.

The payment by any Guarantor under any guarantee will be:

•                  equal in right of payment with all of the applicable Guarantor’s other existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the guarantee of the Notes;

•                  senior in right of payment to all of the applicable Guarantor’s existing and future subordinated indebtedness, from time to time outstanding; and

•                  effectively junior in right of payment to all of the applicable Guarantor’s existing and future secured obligations to the extent of the value of the collateral securing the obligations, and structurally junior in right of payment to any existing and future obligations of the applicable Guarantor’s subsidiaries (which are not Guarantors) with respect to claims against the assets of such subsidiaries.

Guarantees. The obligations of the Company under the Indenture and the Notes are unconditionally guaranteed on an unsecured basis by the Guarantors.  Under the terms of the Indenture, the Company may designate entities within its corporate structure as Non-Guarantor Entities or Unrestricted Entities, provided that the entities holding at least 90% of the Company’s Consolidated Total Assets must remain guarantors at all times in accordance with the Indenture.

Repurchase at the Option of Holders.  Upon the occurrence of a Change of Control Triggering Event or certain Asset Sales, the Company must offer to repurchase the Notes at a price equal to 101%, in the case of a Change of Control Triggering Event, or 100%, in the case of an Asset Sale, of the principal amount of the Notes plus accrued and unpaid interest to the date of repurchase.

Optional Redemption. Prior to October 30, 2020, the Company may redeem, at its option, all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to, but not including, the date of redemption in accordance with the Indenture.

In addition, until October 30, 2020, the Company may redeem, at its option, up to 35% of the aggregate principal amount of the Notes with the proceeds from one or more public equity offerings at a redemption price equal to 108.500% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption in accordance with the Indenture; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after each such redemption and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

The Company may redeem the Notes, in whole or in part, at any time on and after October 30, 2020 at the redemption prices set forth in the Indenture (initially 104.250% of the principal amount of the Notes and declining to 100% of the principal amount of the Notes on or after October 30, 2023), plus accrued and unpaid interest to the date of redemption in accordance with the Indenture.

Covenants:

The Indenture contains certain covenants, including:

•                              limits on the incurrence of additional indebtedness;

•                              requires a rating agency affirmation of debt rating, in specified circumstances, prior to the incurrence of additional indebtedness;

•                              limits on additional guarantees;

•                              limits on the designation of unrestricted entities;

•                              limits on certain restricted payments;

•                              limits on asset sales and sales of subsidiary stock;

•                              limits on the creation of certain liens;

•                              limits on the consolidation, merger, sale or conveyance of the Company and the Guarantors;

•                              limits on certain transactions with affiliates;

•                              requirements in connection with the occurrence of a key person trigger event;

•                              providing certain reports to holders;

•                              giving certain notices; and

•                              maintenance of corporate existence.

These covenants are subject to a number of important limitations and exceptions, which are set forth in the Indenture filed as an exhibit hereto. Many of these covenants will cease to apply to the Notes during any period that the Notes have an Investment Grade Rating from any Rating Agency, provided no default has occurred and is continuing under the Indenture.

Events of Default:

If an event of default, as specified in the Indenture, shall occur and be continuing, either the Trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes.

The description of certain terms of the Indenture set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Indenture, which is filed herewith as Exhibit 4.1 and which is incorporated herein by reference.

Registration Rights Agreement:

In connection with the Notes offering, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of November 2, 2015, with Sandler O’Neill & Partners, L.P. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement, and use its commercially reasonable efforts to cause such registration statement to become or be declared effective, relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes. If the Company is not able to effect the exchange offer or, in certain circumstances, an exchange offer is not available, the Company will instead and/or in addition be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to become or be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The description of certain terms of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d)                                             Exhibits.

4.1                                              Indenture, dated as of November 2, 2015, among CIFC Corp., the Guarantors named on the signature pages thereto and US Bank National Association, as Trustee.

4.2                                              Registration Rights Agreement, dated as of November 2, 2015, by and among CIFC Corp., the Guarantors party thereto and Sandler O’Neill + Partners, L.P., as Initial Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: November 2, 2015	By:	/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Indenture, dated as of November 2, 2015, among CIFC Corp., the Guarantors named on the signature pages thereto and US Bank National Association, as Trustee.
4.2	Registration Rights Agreement, dated as of November 2, 2015, by and among CIFC Corp., the Guarantors party thereto and Sandler O’Neill + Partners, L.P., as Initial Purchaser.